Exhibit 99.1

Contact:	Media:	Investors:

	Tony Plohoros	John Elicker
	Communications	Investor Relations
	212-546-4379	212-546-3775
	tony.plohoros@bms.com	john.elicker@bms.com

	Jeffrey Schoenborn	Blaine Davis
	Communications	Investor Relations
	212-546-2846	212-546-4631
	jeffrey.schoenborn@bms.com	blaine.davis@bms.com

BRISTOL-MYERS SQUIBB COMPANY CLOSES PREVIOUSLY ANNOUNCED

SALE OF U.S. AND CANADIAN CONSUMER MEDICINES BUSINESS

(NEW YORK, August 31, 2005) – Bristol-Myers Squibb Company (NYSE: BMY) today reported that it has completed the previously announced sale of its U.S. and Canadian Consumer Medicines business to Novartis AG (NYSE: NVS).

As previously disclosed, the transaction includes rights to Bristol-Myers Squibb’s U.S. over-the-counter brands in Latin America, Europe, Middle East and Africa. The transfers of these rights are targeted to be completed by the end of the year.

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

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